Exhibit 10.49(j)

AMENDING AGREEMENT NO. 9

MEMORANDUM OF AGREEMENT made as of the 22nd day of December, 2008,

B E T W E E N:

AVISCAR INC.,

a corporation incorporated under the laws of Canada,

(hereinafter referred to as “Avis General Partner”),

- and -

BUDGETCAR INC.,

a corporation existing under the laws of Canada,

(hereinafter referred to as “Budget General Partner”),

- and -

BNY TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces of Canada, in its capacity as trustee of STARS TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter referred to as “STARS Limited Partner”),

- and -

MONTREAL TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces in Canada, in its capacity as trustee of BAY STREET FUNDING TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the “Bay Street Limited Partner”).

WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner have entered into a fourth amended and restated limited partnership agreement made as of the 20th day of April, 2005, as amended by amending agreements between the parties dated October 11, 2005, July 7, 2006, December 11, 2006, November 21, 2007, February 12, 2008, March 5, 2008, April 30, 2008 and June 16, 2008 (collectively, the “Limited Partnership Agreement”);

AND WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner wish to amend the Limited Partnership Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.	Interpretation

(a)	All words and expressions defined in the Limited Partnership Agreement and not otherwise defined in this Agreement have the respective meanings specified in the Limited Partnership Agreement.

(b)	Section headings are for convenience only.

2.	Amendments to the Limited Partnership Agreement

2.1	Section 1.1 of the Limited Partnership Agreement is hereby amended by adding the following definitions in the applicable alphabetical order:

““Hyundai” means Hyundai Auto Canada and its successors and its Affiliates;”;

““Kia” means Kia Canada Inc. and its successors and its Affiliates;”; and

““Mazda” means Mazda Canada Inc. and its successors and its Affiliates;”.

2.2	Section 1.1 of the Limited Partnership Agreement is hereby amended by deleting the definitions of “Alternate Rate”, “Available Call Amount”, “Manufacturer”, “Moody’s Aggregate Partnership Non-program Vehicle Amount”, “Moody’s Aggregate Partnership Program Vehicle Amount”, “Partnership Non-program Vehicle Percentage”, “Program Fee Rate” and “Utilization Fee” and replacing them with the following definitions, respectively:

““Alternate Rate” means, for the Bay Street Limited Partner and any Remittance Period during which any Portion of the Bay Street Limited Partner’s Funded Amount is being funded under its Liquidity Agreement, an interest rate per annum specified as the Alternate Rate in the letter agreement dated April 20, 2005 between the Avis General Partner and the Bay Street Securitization Agent as such letter agreement may be amended, restated, supplemented or replaced from time to time;”;

““Available Call Amount” means, (x) in respect of the STARS Limited Partner, the amount by which (a) the sum of $215,000,000 and the aggregate Principal Amount of Bonds issued by the STARS Limited Partner outstanding at such time exceeds (b) the balance of the STARS Limited Partner’s Capital Account at such time; and (y) in respect of the Bay Street Limited Partner, the amount by which (a) the sum of $125,000,000 and the aggregate Principal Amount of Bonds issued by the Bay Street Limited Partner outstanding at such time exceeds (b) the balance of the Bay Street Limited Partner’s Capital Account at such time; provided that on and after the occurrence of a Funding Termination Event for any

Limited Partner, the Available Call Amount for such Limited Partner shall be deemed to be zero;”;

““Manufacturer” means any of Chrysler, Ford, General Motors, Nissan, Toyota, Hyundai, Kia, Mazda and any additional manufacturer of Vehicles;”;

““Moody’s Aggregate Partnership Non-program Vehicle Amount” means, on any date, (x) subject to (y) below, 66.9% of the sum of the Current Book Values of the Partnership Non-program Vehicles manufactured by each Manufacturer on such date (other than a Partnership Non-program Vehicle in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Non-program Vehicles on such date; and (y) in respect of any Partnership Non-program Vehicles which have become Partnership Non-program Vehicles (after previously being Partnership Program Vehicles) as a result of the related Manufacturer becoming a Non-Performing Manufacturer, 62.5% of the sum of the Current Book Values of such Partnership Non-program Vehicles manufactured by each Manufacturer on such date (other than a Partnership Non-program Vehicle in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Non-program Vehicles on such date;”;

““Moody’s Aggregate Partnership Program Vehicle Amount” means, on any date, 62.5% of the sum of the Current Book Values of the Partnership Program Vehicles and the Program Negotiation Vehicles manufactured by each Eligible Manufacturer that is either rated less than Baa3 by Moody’s on such date or is a Non-Performing Manufacturer (other than, in either case, any Program Negotiation Vehicles or Partnership Program Vehicles in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Program Vehicles and Program Negotiation Vehicles on such date;”;

““Partnership Non-program Vehicle Percentage” means in respect of Partnership Non-program Vehicles manufactured by a particular Manufacturer at any time:

(a)	82.50%, subject to (c) below, where (i) at such time, the highest of the Partnership Non-program Vehicle Loss Percentages as determined on the six most recently completed Settlement Dates is less than or equal to 1.0%, and (ii) no Manufacturer Event of Bankruptcy has occurred and is continuing in respect of such Manufacturer;

(b)	76.50%, subject to (c) below, where (i) at such time, the highest of the Partnership Non-program Vehicle Loss Percentages as determined on the six most recently completed Settlement Dates is greater than 1.0%, or (ii) a Manufacturer Event of Bankruptcy has occurred and is continuing in respect of such Manufacturer; and

(c)	if such Manufacturer is Hyundai and greater than 15% of the Partnership Vehicles are manufactured by Hyundai at such time, 72.50% solely in respect of those Partnership Vehicles manufactured by Hyundai which are in excess of such 15% threshold at such time;”;

““Program Fee Rate” means, (a) in respect of any Notes issued by the STARS Limited Partner, the rate specified as such in the letter agreement dated April 20, 2005 as such letter agreement may be amended, restated, supplemented or replaced from time to time between the Avis General Partner and the STARS Securitization Agent and, (b) in respect of the Bay Street Limited Partner and any Portion of the Bay Street Limited Partner’s Funded Amount, the rate specified as the Program Fee Rate for the Bay Street Limited Partner in the letter agreement dated April 20, 2005 as such letter agreement may be amended, restated, supplemented or replaced from time to time between the Avis General Partner and the Bay Street Securitization Agent;”; and

““Utilization Fee” means, in respect of the STARS Limited Partner, the fee specified as such in the letter agreement dated April 20, 2005 as such letter agreement may be amended, restated, supplemented or replaced from time to time between the Avis General Partner and the STARS Securitization Agent, and in respect of the Bay Street Limited Partner, the fee specified as such in the letter agreement dated April 20, 2005 as such letter agreement may be amended, restated, supplemented or replaced from time to time between the Avis General Partner and the Bay Street Securitization Agent;”.

2.3	Section 1.1 of the Limited Partnership Agreement is hereby further amended by adding the following definition in the applicable alphabetical order:

““Partnership Non-program Vehicle Loss Percentage” means a fraction, expressed as a percentage, calculated on each Settlement Date, equal to:

(a)	the amount, if any, by which (i) the aggregate of the Current Book Values (as determined at the time of disposition) of all Partnership Non-program Vehicles disposed of during the three most recently completed Settlement Periods prior to such Settlement Date (or such greater number of Settlement Periods as may be necessary such that the aggregate Proceeds of Disposition of Partnership Non-program Vehicles disposed of during such time period is not less than $6,000,000), exceeds (ii) the aggregate Proceeds of Disposition of such Partnership Non-program Vehicles;

divided by

(b)	the amount determined in clause (a)(i) above;”

2.4	Section 3.3(b) of the Limited Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“(b)	The balance of the STARS Limited Partner’s Capital Account shall not at any time exceed an amount equal to the sum of $215,000,000 plus the aggregate Principal Amount of Bonds issued and outstanding by the STARS Limited Partner at the time of determination. The balance of the Bay Street Limited Partner’s Capital Account shall not at any time exceed an amount equal to the sum of $125,000,000 plus the aggregate Principal Amount of Bonds issued and outstanding by the Bay Street Limited Partner at the time of determination.”

2.5	Section 5.2(i) of the Limited Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“(i)	The General Partners shall ensure that at all times (i) at least 50% of the Partnership Vehicles are Partnership Program Vehicles, (ii) no more than 20% of the Partnership Vehicles are manufactured by Hyundai, no more than 5% of the Partnership Vehicles are manufactured by Kia and no more than 5% of the Partnership Vehicles are manufactured by Mazda, (iii) no more than 5% of the Partnership Vehicles in the aggregate, and no more than 2% of such vehicles on an individual Manufacturer basis, are manufactured by Manufacturers (or, in the case of the 2% threshold, any one Manufacturer) other than Chrysler, Ford, GM or another Eligible Manufacturer, Hyundai, Kia, Mazda, Nissan or Toyota, (iv) no more than 1% of the Partnership Vehicles are service vehicles, (v) no more than 1% of the Partnership Program Vehicles have been purchased from either a Nissan or Toyota Approved Dealer which has entered into a Repurchase Agreement pursuant to which such Vehicles may be repurchased, (vi) no more than 10% of the Partnership Vehicles are Used Vehicles, (vii) no Partnership Vehicle that is a Used Vehicle has mileage of more than 90,000 kilometres, and (viii) the average Original Book Value of each of the Partnership Vehicles is not more than $40,000; for the purposes of this subsection 5.2(i), any reference to a particular percentage of Partnership Program Vehicles or Partnership Vehicles is a reference to a percentage of the aggregate of (i) the Current Book Value of such Vehicles and (ii) the amount of receivables from Eligible Manufacturers and Nissan and Toyota Approved Dealers then outstanding in respect of the repurchase of Partnership Program Vehicles or Partnership Vehicles, as the case may be, pursuant to Repurchase Agreements with such Eligible Manufacturers and Nissan and Toyota Approved Dealers.”

3.	Other Documents

Any reference to the Limited Partnership Agreement made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the Limited Partnership Agreement as amended or supplemented from time to time.

4.	Miscellaneous

(a)	With the exception of the foregoing amendments, the Limited Partnership Agreement shall continue in full force and effect, unamended.

(b)	This Agreement shall enure to the benefit of and be binding upon the parties, their successors and any permitted assigns.

(c)	This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when taken together, shall constitute one and the same instrument.

(d)	None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party.

(e)	This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(f)	Notwithstanding any other term included in the Limited Partnership Agreement, the General Partners acknowledge and confirm that they will not make any further Capital Calls from the Limited Partners, and the Limited Partners shall not be required to fund any Capital Calls, until such time as Moody’s has completed its review of the Limited Partnership Agreement (as amended by this Agreement) and has confirmed its rating of the Notes in writing.

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IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their authorizes signatories thereunto duly authorized, as of the date first above written.

AVISCAR INC.

By:	/s/ David Calabria
Name: David Calabria Title: Assistant Treasurer

By:
Name: Title:

BUDGETCAR INC.

By:	/s/ Tim Smith
Name: Tim Smith Title: Assistant Treasurer

By:
Name: Title:

BNY TRUST COMPANY OF CANADA, as trustee of STARS TRUST (with liability limited to the assets of STARS Trust) by its Securitization Agent, BMO NESBITT BURNS INC.

By:	/s/ Christopher Romano
Name: Christopher Romano Title: Managing Director

By:	/s/ Bill Crimp
Name: Bill Crimp Title: Managing Director

MONTREAL TRUST COMPANY OF CANADA, as trustee of BAY STREET FUNDING TRUST (with liability limited to the assets of Bay Street Funding Trust) by its administrator, SCOTIA CAPITAL INC.

By:	/s/ Douglas Noe
Name: Douglas Noe Title: Director, Structured Finance

The undersigned hereby acknowledges notice of and consents to the foregoing amendments to the Limited Partnership Agreement.

DATED this 22nd day of December, 2008.

AVIS BUDGET CAR RENTAL, LLC

By:	/s/ David Calabria
Name: David Calabria Title: Assistant Treasurer